Exhibit 99.1
Starbucks Reports Q2 Fiscal 2019 Results
Q2 Comparable Store Sales Up 3% Globally, Driven by 4% Comp Growth in the U.S. and 3% Comp Growth in China
Global Net Store Growth of 7% Versus Prior Year, Led by 17% Net Store Growth in China
Global Retail Business Surpasses 30,000 Stores
GAAP EPS of $0.53; Non-GAAP EPS of $0.60, Up 13% Year-Over-Year
Active Starbucks® Rewards Membership in the U.S. Increases 13% Year-Over-Year to 16.8 Million

SEATTLE; April 25, 2019 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal second quarter ended March 31, 2019. GAAP results in fiscal 2019 and fiscal 2018 include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

“Starbucks delivered another quarter of solid operating results, demonstrating that our 'Growth at Scale' agenda is working,” said Kevin Johnson, president and ceo. “We are especially pleased with our comparable store sales growth in our two lead markets, the U.S. and China, where we are also continuing to drive strong new store development with industry-leading returns. With solid first-half financial results, we are on track to deliver on our full-year commitments.”

“Starbucks remains focused and disciplined in the execution of our three key strategic priorities: accelerating growth in our targeted markets of the U.S. and China, expanding the global reach of the Starbucks brand through our Global Coffee Alliance with Nestlé, and increasing shareholder returns. With our efforts to streamline the company and elevate the Starbucks brand, we are not only positioning the company to deliver more predictable and sustainable operating results but are also building Starbucks to be an enduring company that creates meaningful value for shareholders for decades to come,” concluded Johnson.

Q2 Fiscal 2019 Highlights

•	Global comparable store sales increased 3%, driven by a 3% increase in average ticket

◦	Americas and U.S. comparable store sales increased 4%, driven by a 4% increase in average ticket

◦	China/Asia Pacific comparable store sales increased 2%, driven by a 2% increase in average ticket; China comparable store sales increased 3%, with comparable transactions down 1%

•
The company opened 319 net new stores in Q2, yielding 30,184 stores at the end of the quarter, a 7% increase over the prior year. 94% of net new store openings were outside of the U.S. while 88% were licensed

•	Consolidated net revenues of $6.3 billion grew 5% over the prior year

◦	Consolidated net revenues grew 9% over the prior year adjusted for approximately 3% of net reduction from Streamline-driven activities and a 1% headwind from unfavorable foreign currency translation

◦
Streamline-driven activities include the licensing of our CPG and foodservice businesses to Nestlé following the close of the deal on August 26, 2018, and the conversion of certain international retail operations from company-operated to licensed models

•
GAAP operating margin, inclusive of restructuring and impairment charges, increased 80 basis points year-over-year to 13.6%, primarily due to lower restructuring and impairment charges, the beneficial impact of cost savings initiatives, sales leverage, and new revenue recognition accounting for stored value card (SVC) breakage, partially offset by Streamline-driven activities and partner (employee) and other strategic investments

◦
Non-GAAP operating margin of 15.8% declined 40 basis points compared to the prior year. Excluding an 80-basis point unfavorable impact from Streamline-related activities, non-GAAP operating margin expanded by approximately 40 basis points

•	GAAP Earnings Per Share of $0.53, up 13% over the prior year

◦	Non-GAAP EPS of $0.60, up 13% over the prior year, including a $0.01 benefit from discrete income tax items

•	The company returned $3.2 billion to shareholders through a combination of share repurchases and dividends

•	Starbucks® Rewards loyalty program grew to 16.8 million active members in the U.S., up 13% year-over-year

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Q2 Americas Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 31, 2019	Apr 1, 2018
Comparable Store Sales Growth (1)	4%	2%
Change in Transactions	0%	0%
Change in Ticket	4%	3%
Store Count	17,710	17,024	4%
Revenues	$4,305.9	$3,996.3	8%
Operating Income	$899.0	$801.3	12%
Operating Margin	20.9%	20.1%	80 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.

Net revenues for the Americas segment grew 8% over Q2 FY18 to $4.3 billion in Q2 FY19, primarily driven by 686 net new store openings, or 4% store growth, over the past 12 months and 4% growth in comparable store sales.

Operating income grew 12% to $899.0 million in Q2 FY19, up from $801.3 million in Q2 FY18. Operating margin of 20.9% increased 80 basis points, primarily due to sales leverage, cost savings initiatives, and new revenue recognition accounting for SVC breakage, partially offset by partners (employees) investments funded by savings from the U.S. tax law changes and growth in wages and benefits.
Q2 China/Asia Pacific Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 31, 2019	Apr 1, 2018
Comparable Store Sales Growth (1)	2%	3%
Change in Transactions	0%	0%
Change in Ticket	2%	3%
Store Count	8,993	7,995	12%
Revenues	$1,289.1	$1,186.4	9%
Operating Income	$231.7	$204.6	13%
Operating Margin	18.0%	17.2%	80 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.

Net revenues for the China/Asia Pacific segment grew 9% over Q2 FY18 to $1.3 billion in Q2 FY19, primarily driven by 998 net new store openings, or 12% store growth, over the past 12 months, and a 2% increase in comparable store sales.

Q2 FY19 operating income of $231.7 million grew 13% over Q2 FY18 operating income of $204.6 million. Operating margin increased 80 basis points to 18.0%, primarily due to sales leverage and cost savings initiatives.

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Q2 EMEA Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 31, 2019	Apr 1, 2018
Comparable Store Sales (1) (2)	2%	(1)%
Change in Transactions	0%	(4)%
Change in Ticket	2%	3%
Store Count	3,468	3,161	10%
Revenues	$227.5	$251.0	(9)%
Operating Loss	($2.8)	($10.9)	(74)%
Operating Margin	(1.2)%	(4.3)%	310 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.
(2) Company-operated stores represent 11% of the EMEA segment store portfolio as of March 31, 2019.

Net revenues for the EMEA segment declined 9% from Q2 FY18 to $227.5 million in Q2 FY19 due to unfavorable foreign currency translation and the conversion of our France and Netherlands retail businesses to fully licensed operations in Q2 FY19, partially offset by 307 net new store openings, or 10% store growth, over the past 12 months.

EMEA's operating loss of $2.8 million in Q2 FY19 was 74% lower versus an operating loss of $10.9 million in Q2 FY18. Operating margin increased 310 basis points to (1.2)%, primarily due to the shift in the portfolio towards more licensed stores and the closure of certain company-operated stores.
Q2 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 31, 2019	Apr 1, 2018
Revenues	$446.6	$562.6	(21)%
Operating Income	$149.0	$234.0	(36)%
Operating Margin	33.4%	41.6%	(820) bps

Net revenues for the Channel Development segment of $446.6 million in Q2 FY19 decreased 21% versus Q2 FY18, primarily due to licensing our CPG and foodservice businesses to Nestlé following the close of the deal on August 26, 2018.

Operating income of $149.0 million in Q2 FY19 declined 36% compared to Q2 FY18. Operating margin declined 820 basis points to 33.4%, primarily due to licensing our CPG and foodservice businesses to Nestlé and support costs related to the Global Coffee Alliance.

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Fiscal 2019 Guidance
The company updates the following fiscal year 2019 guidance (all growth targets are relative to fiscal year 2018 non-GAAP measures unless specified):

•	Americas operating margin up slightly (previously down slightly)

•	Channel Development operating margin in mid-30% range (previously high-30% range)

•	GAAP tax rate in the range of 20% to 22% (previously 21% to 23%) and non-GAAP tax rate in the range of 19% to 21% (previously 20% to 22%)

•	GAAP EPS in the range of $2.40 to $2.44 (previously $2.32 to $2.37)

•	Non-GAAP EPS in the range of $2.75 to $2.79 (previously $2.68 to $2.73)

The company reiterates the following fiscal year 2019 guidance (all growth targets are relative to fiscal year 2018 non-GAAP measures unless specified):

•	Global comparable store sales growth between 3% and 4%

•	Approximately 2,100 net new Starbucks stores globally

◦	Americas over 600

◦	CAP ~1,100 (nearly 600 in China)

◦	EMEA ~400 (virtually all licensed)

•	Consolidated GAAP revenue growth of 5% to 7%

◦	Includes approximately 2% net negative impact related to Streamline-driven activities

•	Consolidated operating margin down moderately

◦	CAP operating margin roughly flat

◦	EMEA operating margin improving over the course of 2019

•	Capital expenditures ~$2.0 billion

Long-term General and Administrative Expense (G&A) Guidance
The company reaffirms and clarifies its commitment to G&A reduction:

•	Non-GAAP G&A as a percentage of system sales down 100 basis points over a three-year period, resulting in FY21 non-GAAP G&A at approximately $1.7 billion

◦	GAAP G&A in FY18 was $1.76 billion and non-GAAP G&A was $1.65 billion

Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

The company will provide additional information regarding its business outlook during its regularly scheduled quarterly earnings conference call; this information will also be available following the call on the company's website at http://investor.starbucks.com.

Company Updates

1.
In February, Starbucks opened its fifth roastery in Tokyo, Japan. The Starbucks Reserve RoasteryTM Tokyo is an immersive four-story tribute to premium coffee quality and innovation. This one-of-a-kind space reaffirms the company's 23-year commitment to Japan, its first international market outside of North America.

2.
In February, Starbucks and Closed Loop Partners announced 12 finalists in the NextGen Cup Challenge. The Challenge is the first stage of the NextGen Consortium's three-year effort to create a widely recyclable and/or compostable cup, demonstrating a commitment to reducing cup waste and driving innovation in food packaging.

3.
In March, Starbucks announced its pioneering investment in the new fund, Valor Siren Ventures I L.P. (VSV), which is expected to serve as a growth driver for the next generation of food and retail start-up technology companies. The company has committed to a cornerstone investment of $100 million, and VSV will raise an additional $300 million from other strategic partners and key institutional investors.

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4.
In March, Starbucks confirmed that it has maintained race and gender pay equity for the second consecutive year in the U.S., and that China and Canada are the first two international markets to fulfill the company's commitment to global gender pay equity.

5.
In March, Starbucks celebrated the opening of its 30,000th store in Shenzhen, China, marking a significant global milestone for the company which started with a single storefront in Seattle, Washington.

6.	The company repurchased 37.4 million shares of common stock in Q2 FY19; approximately 59.5 million shares remain available for purchase under current authorizations.

7.	The Board of Directors declared a cash dividend of $0.36 per share, payable on May 24, 2019, to shareholders of record as of May 9, 2019.
Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo, and Patrick Grismer, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, May 24, 2019.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 30,000 stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein are “forward-looking” statements within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, resilience, momentum, and potential of our business, operations, and brand, the impacts, benefits, goals and expectations of our Streamline initiatives, the execution of our Growth-at-Scale agenda, with a focus on our long-term growth markets of the U.S. and China, expanding the global reach of the Starbucks brand through our Global Coffee Alliance with Nestlé, and increasing shareholder returns, being on track to deliver on our full-year commitments, driving predictable, sustainable results and creating meaningful value for shareholders for decades to come, statements regarding the estimated impact of the changes in U.S. tax law, net new stores, revenues, earnings per share, operating margins, comparable store sales, capital expenditures, G&A expenses, tax rates and our fiscal 2019 financial targets. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan and the East China business and successful execution of our Global Coffee Alliance with Nestlé, the acceptance of the company’s products by our customers, our ability to obtain financing on acceptable terms, the impact of competition, the prices and availability of coffee, dairy and other raw materials, the effect of legal proceedings, the effects of changes in U.S. tax law and related guidance and regulations that may be implemented, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K

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for the fiscal year ended September 30, 2018. The company assumes no obligation to update any of these forward-looking statements.

Non-GAAP Financial Measures
Certain non‐GAAP measures included in our press release were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward‐looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Durga Doraisamy	Reggie Borges
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Mar 31, 2019	Apr 1, 2018	% Change	Mar 31, 2019	Apr 1, 2018

				As a % of total net revenues
Net revenues:
Company-operated stores	$5,159.0	$4,828.0	6.9%	81.8%	80.0%
Licensed stores	678.2	625.6	8.4	10.8	10.4
Other	468.7	578.2	(18.9)	7.4	9.6
Total net revenues	6,305.9	6,031.8	4.5	100.0	100.0
Cost of sales including occupancy costs	2,603.8	2,514.7	3.5	41.3	41.7
Store operating expenses	1,949.6	1,789.6	8.9	30.9	29.7
Other operating expenses	82.3	120.8	(31.9)	1.3	2.0
Depreciation and amortization expenses	356.2	331.6	7.4	5.6	5.5
General and administrative expenses	475.6	420.6	13.1	7.5	7.0
Restructuring and impairments	43.0	134.7	(68.1)	0.7	2.2
Total operating expenses	5,510.5	5,312.0	3.7	87.4	88.1
Income from equity investees	62.3	52.7	18.2	1.0	0.9
Operating income	857.7	772.5	11.0	13.6	12.8
Gain resulting from acquisition of joint venture	—	47.6	nm	—	0.8
Net gain/(loss) resulting from divestiture of certain operations	21.0	(4.9)	nm	0.3	(0.1)
Interest income and other, net	15.2	35.5	(57.2)	0.2	0.6
Interest expense	(73.9)	(35.1)	110.5	(1.2)	(0.6)
Earnings before income taxes	820.0	815.6	0.5	13.0	13.5
Income tax expense	161.2	155.8	3.5	2.6	2.6
Net earnings including noncontrolling interests	658.8	659.8	(0.2)	10.4	10.9
Net loss attributable to noncontrolling interests	(4.4)	(0.3)	nm	(0.1)	—
Net earnings attributable to Starbucks	$663.2	$660.1	0.5	10.5%	10.9%
Net earnings per common share - diluted	$0.53	$0.47	12.8%
Weighted avg. shares outstanding - diluted	1,250.7	1,406.6
Cash dividends declared per share	$0.36	$0.30
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				37.8%	37.1%
Effective tax rate including noncontrolling interests				19.7%	19.1%

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	Two Quarters Ended			Two Quarters Ended
	Mar 31, 2019	Apr 1, 2018	% Change	Mar 31, 2019	Apr 1, 2018

				As a % of total net revenues
Net revenues:
Company-operated stores	$10,529.3	$9,569.8	10.0%	81.4%	79.1%
Licensed stores	1,415.3	1,308.0	8.2	10.9	10.8
Other	994.1	1,227.7	(19.0)	7.7	10.1
Total net revenues	12,938.7	12,105.5	6.9	100.0	100.0
Cost of sales including occupancy costs	5,362.5	5,016.4	6.9	41.4	41.4
Store operating expenses	3,942.6	3,526.5	11.8	30.5	29.1
Other operating expenses	175.6	250.3	(29.8)	1.4	2.1
Depreciation and amortization expenses	689.6	590.4	16.8	5.3	4.9
General and administrative expenses	938.9	813.1	15.5	7.3	6.7
Restructuring and impairments	86.2	162.3	(46.9)	0.7	1.3
Total operating expenses	11,195.4	10,359.0	8.1	86.5	85.6
Income from equity investees	130.1	142.1	(8.4)	1.0	1.2
Operating income	1,873.4	1,888.6	(0.8)	14.5	15.6
Gain resulting from acquisition of joint venture	—	1,373.9	nm	—	11.3
Net gain resulting from divestiture of certain operations	21.0	496.3	nm	0.2	4.1
Interest income and other, net	39.9	123.7	(67.7)	0.3	1.0
Interest expense	(148.9)	(61.0)	144.1	(1.2)	(0.5)
Earnings before income taxes	1,785.4	3,821.5	(53.3)	13.8	31.6
Income tax expense	366.4	911.6	(59.8)	2.8	7.5
Net earnings including noncontrolling interests	1,419.0	2,909.9	(51.2)	11.0	24.0
Net loss attributable to noncontrolling interests	(4.6)	(0.4)	nm	—	—
Net earnings attributable to Starbucks	$1,423.6	$2,910.3	(51.1)	11.0%	24.0%
Net earnings per common share - diluted	$1.14	$2.05	(44.4)%
Weighted avg. shares outstanding - diluted	1,252.1	1,420.5
Cash dividends declared per share	$0.72	$0.60
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				37.4%	36.9%
Effective tax rate including noncontrolling interests				20.5%	23.9%

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Segment Results (in millions)

Americas

	Mar 31, 2019	Apr 1, 2018	% Change	Mar 31, 2019	Apr 1, 2018

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,841.4	$3,564.8	7.8%	89.2%	89.2%
Licensed stores	463.0	429.3	7.8	10.8	10.7
Other	1.5	2.2	(31.8)	—	0.1
Total net revenues	4,305.9	3,996.3	7.7	100.0	100.0
Cost of sales including occupancy costs	1,589.1	1,528.0	4.0	36.9	38.2
Store operating expenses	1,534.9	1,411.8	8.7	35.6	35.3
Other operating expenses	38.8	33.9	14.5	0.9	0.8
Depreciation and amortization expenses	170.7	160.4	6.4	4.0	4.0
General and administrative expenses	55.2	60.0	(8.0)	1.3	1.5
Restructuring and impairments	18.2	0.9	nm	0.4	—
Total operating expenses	3,406.9	3,195.0	6.6	79.1	79.9
Operating income	$899.0	$801.3	12.2%	20.9%	20.1%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				40.0%	39.6%

Two Quarters Ended
Net revenues:
Company-operated stores	$7,927.2	$7,351.8	7.8%	88.9%	89.1%
Licensed stores	977.6	896.0	9.1	11.0	10.9
Other	7.2	6.1	18.0	0.1	0.1
Total net revenues	8,912.0	8,253.9	8.0	100.0	100.0
Cost of sales including occupancy costs	3,301.4	3,124.1	5.7	37.0	37.8
Store operating expenses	3,126.0	2,845.3	9.9	35.1	34.5
Other operating expenses	82.9	72.5	14.3	0.9	0.9
Depreciation and amortization expenses	336.4	318.4	5.7	3.8	3.9
General and administrative expenses	113.4	112.1	1.2	1.3	1.4
Restructuring and impairments	41.1	2.5	nm	0.5	—
Total operating expenses	7,001.2	6,474.9	8.1	78.6	78.4
Operating income	$1,910.8	$1,779.0	7.4%	21.4%	21.6%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				39.4%	38.7%

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China/Asia Pacific (CAP)

	Mar 31, 2019	Apr 1, 2018	% Change	Mar 31, 2019	Apr 1, 2018

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$1,185.5	$1,098.6	7.9%	92.0%	92.6%
Licensed stores	99.2	84.3	17.7	7.7	7.1
Other	4.4	3.5	25.7	0.3	0.3
Total net revenues	1,289.1	1,186.4	8.7	100.0	100.0
Cost of sales including occupancy costs	547.2	511.2	7.0	42.4	43.1
Store operating expenses	346.1	306.5	12.9	26.8	25.8
Other operating expenses	5.2	5.1	2.0	0.4	0.4
Depreciation and amortization expenses	121.4	121.6	(0.2)	9.4	10.2
General and administrative expenses	59.6	54.1	10.2	4.6	4.6
Total operating expenses	1,079.5	998.5	8.1	83.7	84.2
Income from equity investees	22.1	16.7	32.3	1.7	1.4
Operating income	$231.7	$204.6	13.2%	18.0%	17.2%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				29.2%	27.9%

Two Quarters Ended
Net revenues:
Company-operated stores	$2,309.8	$1,841.1	25.5%	91.8%	90.7%
Licensed stores	199.3	182.6	9.1	7.9	9.0
Other	7.4	6.3	17.5	0.3	0.3
Total net revenues	2,516.5	2,030.0	24.0	100.0	100.0
Cost of sales including occupancy costs	1,072.2	883.5	21.4	42.6	43.5
Store operating expenses	672.9	525.1	28.1	26.7	25.9
Other operating expenses	13.2	14.1	(6.4)	0.5	0.7
Depreciation and amortization expenses	238.2	175.3	35.9	9.5	8.6
General and administrative expenses	114.8	98.1	17.0	4.6	4.8
Restructuring and impairments	0.6	—	nm	—	—
Total operating expenses	2,111.9	1,696.1	24.5	83.9	83.6
Income from equity investees	48.5	67.5	(28.1)	1.9	3.3
Operating income	$453.1	$401.4	12.9%	18.0%	19.8%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				29.1%	28.5%

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EMEA

	Mar 31, 2019	Apr 1, 2018	% Change	Mar 31, 2019	Apr 1, 2018

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$111.1	$138.7	(19.9)%	48.8%	55.3%
Licensed stores	116.0	112.0	3.6	51.0	44.6
Other	0.4	0.3	33.3	0.2	0.1
Total net revenues	227.5	251.0	(9.4)	100.0	100.0
Cost of sales including occupancy costs	120.4	138.4	(13.0)	52.9	55.1
Store operating expenses	47.0	57.7	(18.5)	20.7	23.0
Other operating expenses	16.8	18.3	(8.2)	7.4	7.3
Depreciation and amortization expenses	6.9	8.0	(13.8)	3.0	3.2
General and administrative expenses	15.1	11.0	37.3	6.6	4.4
Restructuring and impairments	24.1	28.5	(15.4)	10.6	11.4
Total operating expenses	230.3	261.9	(12.1)	101.2	104.3
Operating loss	$(2.8)	$(10.9)	(74.3)%	(1.2)%	(4.3)%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				42.3%	41.6%

Two Quarters Ended
Net revenues:
Company-operated stores	$254.6	$290.2	(12.3)%	51.6%	55.9%
Licensed stores	238.4	228.2	4.5	48.3	44.0
Other	0.8	0.6	33.3	0.2	0.1
Total net revenues	493.8	519.0	(4.9)	100.0	100.0
Cost of sales including occupancy costs	257.4	283.5	(9.2)	52.1	54.6
Store operating expenses	103.3	112.4	(8.1)	20.9	21.7
Other operating expenses	36.3	32.7	11.0	7.4	6.3
Depreciation and amortization expenses	14.7	15.5	(5.2)	3.0	3.0
General and administrative expenses	27.9	25.0	11.6	5.7	4.8
Restructuring and impairments	30.0	28.5	5.3	6.1	5.5
Total operating expenses	469.6	497.6	(5.6)	95.1	95.9
Operating income	$24.2	$21.4	13.1%	4.9%	4.1%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				40.6%	38.7%

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Channel Development

	Mar 31, 2019	Apr 1, 2018	% Change	Mar 31, 2019	Apr 1, 2018

Quarter Ended				As a % of Channel Development net revenues
Net revenues	$446.6	$562.6	(20.6)%
Cost of sales	305.4	302.8	0.9	68.4%	53.8%
Other operating expenses	17.0	58.1	(70.7)	3.8	10.3
Depreciation and amortization expenses	12.3	0.3	nm	2.8	0.1
General and administrative expenses	3.1	3.4	(8.8)	0.7	0.6
Total operating expenses	337.8	364.6	(7.4)	75.6	64.8
Income from equity investees	40.2	36.0	11.7	9.0	6.4
Operating income	$149.0	$234.0	(36.3)%	33.4%	41.6%

Two Quarters Ended
Net revenues	$951.1	$1,190.6	(20.1)%
Cost of sales	653.8	633.5	3.2	68.7%	53.2%
Other operating expenses	35.7	120.5	(70.4)	3.8	10.1
Depreciation and amortization expenses	12.4	0.9	nm	1.3	0.1
General and administrative expenses	6.2	6.9	(10.1)	0.7	0.6
Total operating expenses	708.1	761.8	(7.0)	74.5	64.0
Income from equity investees	81.6	74.6	9.4	8.6	6.3
Operating income	$324.6	$503.4	(35.5)%	34.1%	42.3%

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Corporate and Other

	Mar 31, 2019	Apr 1, 2018	% Change
Quarter Ended
Net revenues:
Company-operated stores	$21.0	$25.9	(18.9)%
Other	15.8	9.6	64.6
Total net revenues	36.8	35.5	3.7
Cost of sales including occupancy costs	41.7	34.3	21.6
Store operating expenses	21.6	13.6	58.8
Other operating expenses	4.5	5.4	(16.7)
Depreciation and amortization expenses	44.9	41.3	8.7
General and administrative expenses	342.6	292.1	17.3
Restructuring and impairments	0.7	105.3	(99.3)
Total operating expenses	456.0	492.0	(7.3)
Operating loss	$(419.2)	$(456.5)	(8.2)%

Two Quarters Ended
Net revenues:
Company-operated stores	$37.7	$86.7	(56.5)%
Licensed stores	—	1.2	nm
Other	27.6	24.1	14.5
Total net revenues	65.3	112.0	(41.7)
Cost of sales including occupancy costs	77.7	91.8	(15.4)
Store operating expenses	40.4	43.7	(7.6)
Other operating expenses	7.5	10.5	(28.6)
Depreciation and amortization expenses	87.9	80.3	9.5
General and administrative expenses	676.6	571.0	18.5
Restructuring and impairments	14.5	131.3	(89.0)
Total operating expenses	904.6	928.6	(2.6)
Operating loss	$(839.3)	$(816.6)	2.8%
Corporate and Other primarily consists of our unallocated corporate operating expenses, the results from Starbucks ReserveTM Roastery & Tasting Rooms, Starbucks Reserve brand and products and Princi operations, Evolution Fresh and formerly, the Teavana retail business.

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Mar 31, 2019	Apr 1, 2018	Change (%)
Revenues	$3,947.2	$3,657.9	8%
Comparable Store Sales Growth (1)	4%	2%
Change in Transactions	0%	0%
Change in Ticket	4%	3%
Store Count	14,778	14,296	3%
(1) Includes only Starbucks® company-operated stores open 13 months or longer.
China Supplemental Data

	Quarter Ended
($ in millions)	Mar 31, 2019	Apr 1, 2018	Change (%)
Revenues	$702.8	$645.7	9%
Comparable Store Sales Growth (1)	3%	4%
Change in Transactions	(1)%	1%
Change in Ticket	4%	3%
Store Count	3,789	3,236	17%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.

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Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Two Quarters Ended		Stores open as of
	Mar 31, 2019	Apr 1, 2018	Mar 31, 2019	Apr 1, 2018	Mar 31, 2019	Apr 1, 2018
Americas:
Company-operated stores	(1)	(29)	83	83	9,767	9,496
Licensed stores	67	216	173	382	7,943	7,528
Total Americas	66	187	256	465	17,710	17,024
China/Asia Pacific(1):
Company-operated stores	133	134	324	1,746	5,483	4,816
Licensed stores	71	82	139	(1,230)	3,510	3,179
Total China/Asia Pacific	204	216	463	516	8,993	7,995
EMEA(2):
Company-operated stores	(95)	(7)	(98)	(6)	392	496
Licensed stores	142	71	246	193	3,076	2,665
Total EMEA	47	64	148	187	3,468	3,161
Corporate and Other:
Company-operated stores	2	(285)	5	(286)	13	4
Licensed stores	—	(12)	(12)	(12)	—	25
Total Corporate and Other	2	(297)	(7)	(298)	13	29

Total Company	319	170	860	870	30,184	28,209
(1) China/Asia Pacific store data includes the transfer of 1,477 licensed stores in East China to company-operated retail stores as a result of the purchase of our East China joint venture on December 31, 2017.

(2) EMEA store data includes the transfer of 82 company-operated retail stores in France and the Netherlands to licensed stores in the second quarter of fiscal 2019.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP G&A, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company's future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS are general and administrative expenses, operating income, operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
East China acquisition-related gain	Management excludes the gain on the purchase of our East China joint venture as this incremental gain is specific to the purchase activity and for reasons discussed above.
Sale of Taiwan joint venture operations	Management excludes the gain related to the sale of our Taiwan joint venture operations as this incremental gain is specific to the sale activity and for reasons discussed above.
Sale of Tazo brand
Management excludes the net gain on the sale of our assets associated with our Tazo brand and associated transaction costs as these items do not reflect future gains, losses, costs or tax benefits and for reasons discussed above.

Sale of certain retail operations
Management excludes the gains and net loss related to the sale of our France, Netherlands and Brazil retail operations and associated transaction costs as these items do not reflect future losses, expenses or tax impacts and for reasons discussed above.

Restructuring, impairment and optimization costs
Management excludes restructuring charges and business process optimization costs related to strategic shifts in its Teavana, EMEA, U.S., e-commerce and other business units. Additionally, management excludes expenses related to divesting certain lower-margin businesses and assets, such as closure of certain company-operated stores and Switzerland intangible asset impairments. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

CAP transaction and integration-related costs
Management excludes transaction and integration costs and amortization of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.

2018 U.S. stock award	Management excludes the incremental stock-based compensation award granted in the third quarter of fiscal 2018 for reasons discussed above.
Nestlé transaction-related costs	Management excludes the transaction-related costs associated with Nestlé for reasons discussed above.
Other tax matters
On December 22, 2017, the Tax Cuts and Jobs Act was signed into U.S. law. Management excludes the estimated transition tax on undistributed foreign earnings, the impacts of estimated incremental foreign withholding taxes on expected repatriated earnings and the re–measurement of deferred tax assets and liabilities due to the reduction of the U.S. federal corporate income tax rate for reasons discussed above.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

($ in millions)	Quarter Ended
Consolidated	Mar 31, 2019	Apr 1, 2018	Change
General and administrative expenses, as reported (GAAP)	$475.6	$420.6	13.1%
Restructuring, impairment and optimization costs (1)	(1.4)	—
CAP transaction and integration-related items (2)	(10.5)	(9.9)
2018 U.S. stock award (3)	(23.8)	—
Nestlé transaction-related costs	(0.6)	—
Sale of certain retail operations transaction costs	—	(1.1)
Sale of Tazo brand	—	(0.9)
Non-GAAP G&A	$439.3	$408.7	7.5%

Operating income, as reported (GAAP)	$857.7	$772.5	11.0%
Restructuring, impairment and optimization costs (1)	45.1	135.2
CAP transaction and integration-related items (2)	68.2	66.9
2018 U.S. stock award (3)	23.8	—
Nestlé transaction-related costs	4.3	—
Sale of certain retail operations transaction costs	—	1.6
Sale of Tazo brand	—	0.9
Non-GAAP operating income	$999.1	$977.1	2.3%

Operating margin, as reported (GAAP)	13.6%	12.8%	80 bps
Restructuring, impairment and optimization costs (1)	0.7	2.2
CAP transaction and integration-related items (2)	1.1	1.1
2018 U.S. stock award (3)	0.4	—
Nestlé transaction-related costs	0.1	—
Sale of certain retail operations transaction costs	—	—
Sale of Tazo brand	—	—
Non-GAAP operating margin	15.8%	16.2%	(40) bps

Diluted net earnings per share, as reported (GAAP)	$0.53	$0.47	12.8%
East China acquisition-related gain	—	(0.03)
Gain on sale of certain retail operations	(0.02)	—
Restructuring, impairment and optimization costs (1)	0.04	0.10
CAP transaction and integration-related items (2)	0.05	0.05
2018 U.S. stock award (3)	0.02	—
Other tax matters (4)	—	0.02
Income tax effect on Non-GAAP adjustments (5)	(0.02)	(0.08)
Non-GAAP EPS	$0.60	$0.53	13.2%

(1)
Represents costs associated with our restructuring efforts, primarily severance, lease termination costs and asset impairments related to certain company-operated store closures, as well as business process optimization costs, largely consulting fees.

(2)
Includes transaction costs for the acquisition of our East China joint venture and the divestiture of our Taiwan joint venture; ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents incremental stock-based compensation award for U.S. partners (employees).

(4)
Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, specifically the transition tax on undistributed foreign earnings, estimated incremental foreign withholding taxes on expected repatriated earnings and the re-measurement of deferred taxes.

(5)	Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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($ in millions)	Year Ended
Consolidated	Sep 30, 2018
General and administrative expenses, as reported (GAAP)	$1,759.0
Restructuring, impairment and optimization costs	(10.0)
CAP transaction and integration-related items	(38.0)
2018 U.S. stock award	(45.8)
Nestlé transaction-related costs	(16.9)
Sale of certain retail operations transaction costs	(1.1)
Sale of Tazo brand	(2.2)
Non-GAAP G&A	$1,645.0

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STARBUCKS CORPORATION
NON-GAAP DISCLOSURE DETAILS
(unaudited, $ in millions)

Q2 QTD FY19 ($ in millions)	Americas	China/Asia Pacific	EMEA	Channel Dev		Corporate and Other				Consolidated
P&L Line Item	Restructuring, Impairment and Optimization Costs	CAP Transaction and Integration Costs	Restructuring, Impairment and Optimization Costs	Nestlé Transaction- Related Costs	Restructuring, Impairment and Optimization Costs	CAP Transaction and Integration Costs	Nestlé Transaction- Related Costs	2018 U.S. Stock Award	Restructuring, Impairment & Optimization Costs	Total Non-GAAP Adjustment
Net revenue
Cost of sales including occupancy costs
Store operating expenses		3.7	0.1							3.8
Other operating expenses	0.2		0.1	3.7	0.3					4.3
Depreciation and amortization expenses		54.0								54.0
General and administrative expenses		9.9	1.3			0.6	0.6	23.8	0.1	36.3
Restructuring and impairments	18.2		24.1						0.7	43.0
Income from equity investees										0.0
Total impact to operating income	$(18.4)	$(67.6)	$(25.6)	$(3.7)	$(0.3)	$(0.6)	$(0.6)	$(23.8)	$(0.8)	$(141.4)

Non-Operating gains
Gains resulting from divestiture of certain operations										$(21.0)

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Year Ended
Consolidated	Sep 29, 2019
(Projected)
Diluted net earnings per share (GAAP)	$ 2.40 - 2.44
Restructuring, impairment and optimization costs (1)	0.14
CAP transaction and integration-related items (2)	0.22
Sale of certain retail operations	(0.02)
2018 U.S. stock award (3)	0.04
Nestlé transaction related costs	0.01
Other tax matters (4)	0.06
Income tax effect on Non-GAAP adjustments (5)	(0.10)
Non-GAAP EPS	$ 2.75 - 2.79

Effective tax rate (GAAP)	20% - 22%
Income tax rate effect of Non-GAAP adjustments (6)	(1)
Non-GAAP effective tax rate	19% - 21%

(1)	Represents restructuring, impairment and business optimization costs.

(2)
Includes transaction costs for the acquisition of our East China joint venture and the divestiture of our Taiwan joint venture; ongoing amortization expense of acquired intangible assets associated with the acquisition of our East China joint venture and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents incremental stock-based compensation award for U.S. partners (employees).

(4)
Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, including the transition tax on undistributed foreign earnings, estimated incremental foreign withholding taxes on expected repatriated earnings and the re-measurement of deferred taxes.

(5)	Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

(6)	Represents the estimated income tax effect of all non-GAAP items.
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